Exhibit 99.1

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Fourth Quarter & Full Year Results
-	AUM were $36.4 Billion, a Record at Year-end
-	EPS at $2.86 per Diluted Share versus $2.61 per Diluted Share
-	Shareholder Compensation Exceeded $5.00 per share, or $130 Million, of which $102 Million was paid during the Fourth Quarter

Rye, New York, February 5, 2013 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) announced fourth quarter 2012 earnings of $17.6 million or $0.67 per fully diluted share versus $23.7 million or $0.89 per fully diluted share in the fourth quarter 2011.  Fourth quarter 2012 earnings reflect after tax costs of $5.7 million, or $0.22 per diluted share, for accelerating all outstanding restricted stock awards (“RSAs”).

For the year ended December 31, 2012, earnings were $75.5 million or $2.86 per diluted share versus $69.7 million or $2.61 per diluted share in 2011.  The current year results include after tax costs of $7.8 million, or $0.30 per diluted share, for charges related to the extinguishment of debt ($0.08 per diluted share) and acceleration of all outstanding RSAs ($0.22 per diluted share).  The prior year results included after tax costs of $3.2 million, or $0.12 per diluted share, related to the launch of a new closed-end fund.  Excluding these charges, earnings were $83.3 million, or $3.16 per diluted share, in 2012 versus $72.9 million, or $2.73 per diluted share, in 2011.

Financial Highlights	Fourth Quarter			Full Year
($'s in 000's except AUM and per share data)	2012	2011	% Δ	2012	2011	% Δ

AUM (in millions)	$36,405	$34,085	6.8%	$36,405	$34,085	6.8%
Revenues	99,277	84,991	16.8	344,281	327,128	5.2
Operating income:
before management fee	27,902	35,520	(21.4)	124,148	125,564	(1.1)
after management fee	24,739	31,376	(21.2)	111,130	113,294	(1.9)
Operating margin:
before management fee	28.1%	41.8%		36.1%	38.4%
after management fee	24.9%	36.9%		32.3%	34.6%
Extinguishment of debt	-	2		(6,307)	2	n/m
Other income/(expense), net	3,740	5,959	(37.2)	6,186	(2,852)	n/m
Net income attributable to GAMCO	17,594	23,693	(25.7)	75,539	69,682	8.4
Net income attributable to GAMCO per share	$0.67	$0.89	(24.7%)	$2.86	$2.61	9.6%
Shares outstanding at December 31	25,746	26,755		25,746	26,755

We note that operating income and margin in 2013 will benefit from the absence of pre-tax RSA expense which, in 2012, totaled $13.6 million.   Everything else constant, Other Income, net will benefit from lower interest expense of approximately $5.0 million from lower average debt outstanding and the absence of the $6.3 million loss related to the extinguishment of debt in 2012.

After dividends of $59.6 million and stock buybacks of $42.5 million, we ended the year with cash and investments of approximately $568.9 million, debt of $216.4 million ($220.7 million face value) and equity attributable to GAMCO shareholders of $367.6 million.

Assets under Management

AUM at December 31, 2012 were $36.4 billion, an increase of 6.8% from AUM of $34.1 billion at December 31, 2011 but 1.5% below the September 30, 2012 AUM of $36.9 billion.  During the fourth quarter of 2012, we had net outflows of $1.2 billion versus net outflows of $356 million in the third quarter of 2012 and $50 million of outflows in the fourth quarter of 2011.  Dynamics were:

-
Our open-end equity funds’ AUM were $12.5 billion on December 31, 2012, 1.9% above the $12.3 billion on December 31, 2011 but 2.0% lower than the $12.8 billion on September 30, 2012.  For the year, net outflows were $1.1 billion.  Net outflows were $435 million during the fourth quarter of 2012 versus net outflows of $366 million for the third quarter of 2012 and net outflows of $115 million during the fourth quarter of 2011.

-
Our closed-end funds had AUM of $6.3 billion on December 31, 2012, 8.4% higher than the $5.8 billion on December 31, 2011 but 1.2% lower than the $6.4 billion on September 30, 2012.  For 2012, additions to AUM from at-the-market offerings, rights offerings and preferred share issuances were $569 million, while redemptions were $149 million.  For 2012, distributions from all closed-end funds, net of reinvestments, reduced AUM by $454 million.  In the fourth quarter of 2012, additions to AUM from at-the-market offerings and rights offerings were $91 million, while redemptions were $76 million.  Distributions from all closed-end funds, net of reinvestments, reduced AUM by $123 million.

-
Our institutional and private wealth management business ended the quarter with $15.0 billion in AUM, rising 11.1% from $13.5 billion on December 31, 2011 but declining 1.3% from the September 30, 2012 level of $15.2 billion.  Net flows, encompassing new and closed accounts as well as additional investments or withdrawals, totaled $668 million of outflows in the fourth quarter of 2012.  Over $430 million of the outflows were from two plan sponsors that distributed a portion of assets entrusted to us to cover retiree pension obligations.

-
Our investment partnerships’ AUM increased to $801 million on December 31, 2012 from $605 million on December 31, 2011 and $785 million on September 30, 2012.  Net cash inflows in the fourth quarter of 2012 were $8 million.

-
The GAMCO International SICAV, our Luxembourg based UCITS fund which has two sub-funds, the GAMCO Strategic Value and the GAMCO Merger Arbitrage, totaled $119 million in AUM at December 31, 2012 as compared to $105 million at December 31, 2011 and $121 million at September 30, 2012.  Net outflows were $4 million during the fourth quarter of 2012.  For the full year 2012 there were net inflows of $10 million.

-
AUM in The Gabelli U.S. Treasury Money Market Fund (“GUSTO”), our 100% U.S. Treasury money market fund, were $1.7 billion at December 31, 2012 as compared to the $1.8 billion at both December 31, 2011 and September 30, 2012.

-
In addition to management fees, we earn incentive fees for certain institutional client assets, assets attributable to certain preferred issues for our closed-end funds, our GDL Fund (NYSE: GDL) and investment partnership assets.  As of December 31, 2012, assets with incentive based fees were $3.7 billion, unchanged from December 31, 2011 and 7.5% lower than the $4.0 billion on September 30, 2012.  The majority of these assets have calendar year-end measurement periods; therefore, our incentive fees are primarily recognized in the fourth quarter when the uncertainty is removed at the end of the annual measurement period.

For the Fourth quarter

Revenues

Investment advisory and incentive fees for the fourth quarter ended December 31, 2012 were a record $85.7 million, an increase of 21.4% from the $70.6 million reported in the 2011 period:

-
Open-end fund revenues were $31.0 million versus $30.0 million in the fourth quarter 2011, an increase of 3.3%.  Average AUM for open-end equity funds rose 3.1% from the prior year quarter and average AUM for all open-end funds were 2.1% higher at $14.3 billion in the 2012 quarter versus $14.0 billion in the prior year quarter.

-
Our closed end fund revenues, which are comprised of both a management fee and incentive fee, increased 53.3% to $25.6 million in the 2012 quarter from $16.7 million in the prior year quarter. Management fee revenues rose 13.8% and were driven by the increase in average AUM, which increased 9.4% over the same period. Performance based fees increased $7.3 million to $12.3 million in 2012 quarter versus $5.0 million in the prior year quarter.

-
Institutional and private wealth management account revenues, excluding incentive fees, which are generally based upon beginning of quarter AUM, increased 17.7% to $21.9 million in the fourth quarter 2012 from $18.6 million in fourth quarter 2011.  During the fourth quarter 2012, we earned $2.6 million in incentive fees, an increase of $0.9 million from the $1.7 million recognized in the fourth quarter 2011.

-
Investment partnership gross fee income for the fourth quarter 2012 was $4.6 million, an increase of 31.4% from $3.5 million in the fourth quarter 2011.  Incentive fees increased by $0.7 million to $3.0 million in the 2012 fourth quarter versus $2.3 million in the 2011 fourth quarter.  Investment advisory fees increased by $0.4 million in the 2012 quarter versus the 2011 quarter, which were driven by the 50.7% increase in average assets managed.

        Revenues from the distribution of our open-end funds and other income were $11.1 million for the fourth quarter 2012, a decrease of $0.3 million or 2.8% from the prior year quarter of $11.4 million, largely the result of lower sales of load shares of mutual funds.

Our institutional research services generated revenues of $2.5 million in the fourth quarter 2012, down 16.0% from the $3.0 million in the prior year period principally due to lower trading volume and revenue per share.

Operating Income and Margin

Operating income, which is net of management fee expense, was $24.7 million in the fourth quarter of 2012 versus $31.4 million in the prior year period, a decline of $6.7 million, or 21.3%.  Included in the fourth quarter 2012 operating income is a $10.1 million non-cash charge resulting from the acceleration of RSAs.  Excluding this non-cash charge, operating income would have increased $3.4 million, or 10.8%.  Operating income before management fee was $27.9 million in the fourth quarter 2012, versus $35.5 million in the fourth quarter 2011.  For the fourth quarter 2012, the operating margin before management fee was 28.1% (38.3% excluding RSA acceleration) versus 41.8% in the fourth quarter of 2011.  After management fee the operating margin was 24.9% (35.1% excluding RSA acceleration) in the 2012 fourth quarter versus 36.9% in the prior year period.  Management believes evaluating operating income before management fee is an important measure in analyzing the Company’s operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table VII included elsewhere herein.

Other Income / (Expense)

Other income/(expense), net, was $0.07 per diluted share, as compared to $0.13 per diluted share in the fourth quarter of 2011.  Mark to market gains, largely unrealized, from proprietary investments in our mutual funds, alternative products and proprietary accounts, were $7.2 million versus $10.3 million in the fourth quarter of 2011.  Interest expense was $3.5 million in the 2012 fourth quarter, $0.8 million lower than the prior year quarter following the repurchase of $64.1 million (face value) in 0% debentures through a tender offer during the third quarter of 2012.

Income Taxes

The effective tax rate for the quarter ended December 31, 2012 was 38.0% compared to the 2011 quarter effective tax rate of 36.9%.

For the Year

Revenues

Investment advisory and incentive fees for the year ended December 31, 2012 were a record $288.5 million, an increase of 7.6% from the $268.0 million reported in the 2011 period:

-
Open-end fund revenues were $124.2 million versus $119.6 million in 2011, an increase of 3.8%.  Average AUM for open-end equity funds rose 3.5% from the prior year.  Average AUM for all open-end funds were 4.3% higher at $14.5 billion in 2012 versus $13.9 billion in the prior year.

-
Our closed-end fund revenues increased 18.3% to $62.8 million from $53.1 million in 2011.  Average closed-end fund AUM, excluding certain preferred share assets that generate annual incentive fees, increased 3.2% from the prior year.  Current year 2012 results benefitted from $12.8 million in incentive fees, an increase of $7.8 million from $5.0 million in incentive fees in 2011.

-
The institutional and private wealth management business generated revenues, excluding incentive fees, of $85.9 million, up 6.8%, in 2012 from the $80.4 million realized in 2011 as billable AUM rose 4.9%.  We realized $6.5 million in incentive fees during 2012 versus $8.2 million in the prior year.

-
Investment partnership revenues for the year ended December 31, 2012 were $8.9 million, an increase of 39.1% from $6.4 million in the prior year period.  Incentive fees increased by $0.7 million to $3.0 million in 2012 versus $2.3 million in 2011.  Investment advisory fees increased by $1.7 million in 2012 versus 2011, which were driven by the 44.3% increase in average assets managed.

Revenues from the distribution of our open-end funds and other income were $44.8 million for both 2012 and 2011.

Our institutional research services generated revenues of $11.0 million in 2012, versus $14.3 million in the prior year principally due to lower trading volume and revenue per share.

Operating Income and Margin

Operating income, net of management fee expense, decreased $2.2 million, or 1.9%, to $111.1 million for 2012 versus $113.3 million in the prior year period.  Adjusting for the $10.1 million of non-cash charges ($0.22 per diluted share) incurred from the fourth quarter acceleration of RSAs and the $5.6 million ($0.12 per diluted share) related to the launch of a new closed end fund in 2011, operating income would be $2.3 million higher, an increase of 1.9%.  Operating margin was 32.3% in 2012 (35.2% excluding one-time costs) versus 34.6% in the prior year period (36.3% excluding one-time costs).  Operating income before management fee was $124.1 million for the year ended December 31, 2012, versus $125.6 million in 2011.  Operating margin before management fee was 36.1% in the 2012 period (39.0% excluding one-time costs) versus 38.4% in the 2011 period (40.1% excluding one-time costs).  Management believes evaluating operating income before management fee is an important measure in analyzing the Company’s operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table VII included elsewhere herein.

Other Income / (Expense)

Other income/(expense), net, was $6.2 million or $0.12 per diluted share net of management fee and tax expense in 2012 versus an expense of $2.9 million or $0.08 per diluted share, net of management fee and tax benefit in 2011.  Included in the 2012 results are $6.3 million in charges related to total purchases of $64.6 million (face value) of the Subordinated Debentures.  Interest expense was $15.9 million in 2012, $0.9 million higher than the prior year period due to an increase in average debt outstanding of $19.0 million, following the issuance of $100 million of 5.875% Senior Debentures due 2021 in May 2011 and less the purchase of approximately $64.6 million (face value) of Subordinated Debentures in July 2012.

Income Taxes

The effective tax rate for the year ended December 31, 2012 was 35.6% compared to the 2011 effective tax rate of 36.9%.  The decrease in the rate was principally due to a benefit of 1.2% resulting from the difference between the tax and book basis of Subordinated Debentures repurchased, including 641,127 bonds bought back through the tender offer completed in July 2012.

Business and Investment Highlights

-
On December 12, 2012, GAMCO concluded its modified “Dutch Auction” tender offer to purchase up to 800,000 shares of GBL Class A stock, purchasing 717,389 shares at $50 per share for a total investment of $35.9 million.

-	On November 9, 2012 GAMCO’s Board of Directors approved a special dividend of $2.20 per share to all of its Class A and Class B shareholders.

-	On December 19, 2012, The Gabelli Utility Trust (NYSE: GUT) announced the successful completion of its transferable rights offering in which the Fund issued $54 million in common shares.

-
On November 1, 2012, Cornelius V. (“CV”) McGinity was appointed President of Gabelli & Company, Inc.  In his new role, CV will be responsible for all of the firm’s institutional research sales and trading initiatives and is leading the effort to significantly grow the company’s client base and team of research analysts.  He was most recently a Managing Director, Institutional Sales at Knight Capital Group for fifteen years and had previously worked for Cantor Fitzgerald, Merrill Lynch and Smith Barney.

-
GAMCO announced that Paul D. Sonkin, an adjunct professor at Columbia University Graduate School of Business and former portfolio manager of The Hummingbird Value Fund and the Tarsier Nanocap Value Fund, joined the firm as portfolio manager, non-market correlated investments, stubs and spin-offs, focusing on micro and nano-cap stocks.

-
During October Gabelli & Company, Inc. hosted its 36th Annual Automotive Aftermarket Symposium in Las Vegas, Nevada.  The two day conference showcased a full spectrum of leading automotive companies, including aftermarket parts retailers, original equipment and aftermarket parts suppliers, publicly traded dealership groups, and medium and heavy duty truck manufacturers.  Additionally, during December Gabelli & Company hosted its 5th annual Best Idea Conference in New York City.  The conference was a multi-industry event that allowed institutional investors the opportunity to observe best in class management teams that represent compelling and timely investment ideas.  Available on the “In the News” and “On the Air” segments of our website are recent interviews with Portfolio Managers including Mario Gabelli, Barbara Marcin, Howard Ward, Chris Marangi, Kevin Dreyer and Caesar Bryan among others as they address world markets, industries and specific stocks.  Complete articles and interviews are on the Gabelli website at www.gabelli.com/inthenews.html.

Other Financial Highlights

Statement of Financial Condition

We ended the quarter with $568.9 million in cash and investments versus $690.9 million at September 30, 2012 and $674.8 million at December 31, 2011.  This included approximately $97.1 million in available for sale securities at December 31, 2012 of which $61.9 million was in our sponsored registered investment companies.  We have $216 million ($220.7 million in face value) in total debt outstanding of which $99 million in 5.5% senior notes mature in May 2013.  With the renewal of our universal shelf registration in May 2012, we continue to have the flexibility of issuing any combination of senior and subordinated debt securities, convertible debt securities and common and preferred securities of up to a total amount of $400 million.

Shareholder Compensation

Dividends

On November 9, 2012 GAMCO’s Board of Directors approved a special dividend of $2.20 per share in addition to a quarterly dividend of $0.05 per share to all of its Class A and Class B shareholders.

During 2012, we paid $76.4 million, or $2.88 per share, in dividends, and since our IPO, we have paid cumulative dividends of $420.4 million, or $16.30 per share.

GAMCO announced on February 5, 2013 that its Board of Directors approved a quarterly dividend of $0.05 per share payable on March 26, 2013 to its Class A and Class B shareholders of record on March 12, 2013.

Share Repurchase

During 2012, we repurchased 1,138,313 shares, at an average price of $48.25 per share for an investment of $54.9 million, including 717,389 shares purchased at $50.00 per share through the Dutch Tender Offer that concluded on December 12, 2012.  Overall, we have repurchased a total of 8.5 million shares at an average price of $41.65 per share for an investment of $353.3 million.  Since our 1999 IPO in which we sold six million shares at a price of $17.50 per share, we have returned $774 million to our shareholders through dividends and stock repurchases.

GAMCO announced on February 5, 2013, that its Board of Directors increased the share buyback authorization by an additional 500,000 shares.  As a result, there are 652,443 shares available to be repurchased under our existing buyback plan.

Fully diluted shares outstanding for the fourth quarter 2012 were 26.3 million, 1.0% lower than 26.6 million in the fourth quarter 2011.  Diluted shares outstanding were lower in the fourth quarter 2012 due to shares purchased under our Stock Repurchase Program.  At the end of 2012 we had 25.7 million shares outstanding.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table VII.

B.
Operating income before management fee expense per share and other income, net per share are used by management for purposes of evaluating its business operations.  We believe this measure is useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The reconciliation of operating income before management fee expense per share and other income, net per share to net income per fully diluted share, is provided below.

	4th Quarter		Full Year
	2012	2011	2012	2011
Operating income before management fee	$27,902	$35,520	$124,148	$125,564
Management fee expense	(2,802)	(3,561)	(12,427)	(12,568)
Tax expense	(9,529)	(11,803)	(39,732)	(41,710)
Noncontrolling interest expense	120	37	363	609
Operating income (after management fee and taxes)	15,691	20,193	72,352	71,895
Per fully diluted share	$0.60	$0.76	$2.74	$2.69

Other income/(loss), net	$3,740	$5,959	$6,186	$(2,852)
Management fee expense/(benefit)	(361)	(583)	(591)	298
Tax expense/(benefit)	(1,283)	(1,986)	(1,989)	943
Noncontrolling interest (expense)/income	(193)	110	(419)	(602)
Other income/(loss), net (after management fee and taxes)	$1,903	$3,500	$3,187	$(2,213)
Per fully diluted share	$0.07	$0.13	$0.12	$(0.08)

Net income per fully diluted share	$0.67	$0.89	$2.86	$2.61
Diluted weighted average shares outstanding	26,305	26,584	26,436	26,724

C.	Launch of new closed-end fund expense, net of management fee and tax benefit, per diluted share:

Full Year
(in thousands, except per share data)	2011
Launch of new closed-end fund expense	$5,562
Management fee and tax benefit	2,359
Net loss	$3,203

Launch of new closed-end fund expense per share	$0.12
Diluted weighted average shares outstanding	26,724

D.	RSA expense, net of management fee and tax benefit, per diluted share:

	4th Quarter	Full Year
(in thousands, except per share data)	2012	2012
RSA amortization expense	$870	$3,486
RSA acceleration expense	10,097	10,097
Total RSA compensation expense	10,967	13,583
Management fee and tax benefit (RSA amortization)	378	1,516
Management fee and tax benefit (RSA acceleration)	4,391	4,391
Management fee and tax benefit	4,769	5,907
Net loss from RSA amortization	492	1,970
Net loss from RSA acceleration	5,706	5,706
Net loss from total RSA compensation expense	$6,198	$7,676

RSA amortization expense per share	$0.02	$0.07
RSA acceleration expense per share	$0.22	$0.22
Total RSA compensation expense per share	$0.24	$0.29
Diluted weighted average shares outstanding	26,305	26,436

E.	Extinguishment of debt charge, net of management fee and tax benefit, per diluted share:

Full Year
(in thousands, except per share data)	2012
Extinguishment of debt charge	$6,307
Management fee and tax benefit	4,227
Net loss	$2,080

Extinguishment of debt charge per share	$0.08
Diluted weighted average shares outstanding	26,436

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 4th Quarter 2012
				Fund
		Market		distributions,
	September 30,	appreciation/	Net cash	net of	December 31,
	2012	(depreciation)	flows	reinvestments	2012
Equities:
Open-end Funds	$12,758	$232	$(435)	$(53)	$12,502
Closed-end Funds	6,365	31	15	(123)	6,288
Institutional & PWM - direct	12,189	383	(542)	-	12,030
Institutional & PWM - sub-advisory	2,912	135	(123)	-	2,924
Investment Partnerships	785	8	8	-	801
SICAV (a)	121	2	(4)	-	119
Total Equities	35,130	791	(1,081)	(176)	34,664
Fixed Income:
Money-Market Fund	1,752	-	(71)	-	1,681
Institutional & PWM	63	-	(3)	-	60
Total Fixed Income	1,815	-	(74)	-	1,741
Total Assets Under Management	$36,945	$791	$(1,155)	$(176)	$36,405

The Company reported Assets Under Management as follows (in millions):

Table II: Fund Flows - Full Year 2012
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	December 31,
	2011	(depreciation)	flows	reinvestments	2012
Equities:
Open-end Funds	$12,273	$1,501	$(1,130)	$(142)	$12,502
Closed-end Funds	5,799	523	420	(454)	6,288
Institutional & PWM - direct	10,853	1,525	(348)	-	12,030
Institutional & PWM - sub-advisory	2,600	384	(60)	-	2,924
Investment Partnerships	605	24	172	-	801
SICAV (a)	105	4	10	-	119
Total Equities	32,235	3,961	(936)	(596)	34,664
Fixed Income:
Money-Market Fund	1,824	-	(143)	-	1,681
Institutional & PWM	26	-	34	-	60
Total Fixed Income	1,850	-	(109)	-	1,741
Total Assets Under Management	$34,085	$3,961	$(1,045)	$(596)	$36,405

Table III: Assets Under Management
	December 31,	December 31,	%
	2011	2012	Inc.(Dec.)
Equities:
Open-end Funds	$12,273	$12,502	1.9%
Closed-end Funds	5,799	6,288	8.4
Institutional & PWM - direct	10,853	12,030	10.8
Institutional & PWM - sub-advisory	2,600	2,924	12.5
Investment Partnerships	605	801	32.4
SICAV (a)	105	119	13.3
Total Equities	32,235	34,664	7.5
Fixed Income:
Money-Market Fund	1,824	1,681	(7.8)
Institutional & PWM	26	60	130.8
Total Fixed Income	1,850	1,741	(5.9)
Total Assets Under Management	$34,085	$36,405	6.8%

Table IV: Assets Under Management by Quarter
						% Increase/
						(decrease) from
	12/11	3/12	6/12	9/12	12/12	12/11	9/12
Equities:
Open-end Funds	$12,273	$12,996	$12,496	$12,758	$12,502	1.9%	(2.0%)
Closed-end Funds	5,799	6,067	5,860	6,365	6,288	8.4	(1.2)
Institutional & PWM - direct	10,853	12,031	11,655	12,189	12,030	10.8	(1.3)
Institutional & PWM - sub-advisory	2,600	2,924	2,788	2,912	2,924	12.5	0.4
Investment Partnerships	605	594	781	785	801	32.4	2.0
SICAV (a)	105	118	126	121	119	13.3	(1.7)
Total Equities	32,235	34,730	33,706	35,130	34,664	7.5	(1.3)
Fixed Income:
Money-Market Fund	1,824	1,922	1,893	1,752	1,681	(7.8)	(4.1)
Institutional & PWM	26	26	63	63	60	130.8	(4.8)
Total Fixed Income	1,850	1,948	1,956	1,815	1,741	(5.9)	(4.1)
Total Assets Under Management	$34,085	$36,678	$35,662	$36,945	$36,405	6.8%	(1.5%)

(a) Includes $100 million, $102 million, $101 million, $102 million and $104 million of proprietary seed capital at December 31, 2011,
March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, respectively.

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended December 31,
				% Inc.
	2012		2011	(Dec.)

Investment advisory and incentive fees	$85,697		$70,617	21.4%
Distribution fees and other income	11,080		11,397	(2.8)
Institutional research services	2,500		2,977	(16.0)
Total revenues	99,277		84,991	16.8

Compensation costs	39,416		32,509	21.2
Stock compensation costs	10,967	(a)	669
Distribution costs	10,267		10,319	(0.5)
Other operating expenses	10,725		5,974	79.5
Total expenses	71,375		49,471	44.3

Operating income before management fee	27,902		35,520	(21.4)

Investment income/(loss)	7,220		10,268
Interest expense	(3,480)		(4,309)
Other income/(expense), net	3,740		5,959

Income before management fee and income taxes	31,642		41,479	(23.7)
Management fee expense	3,163		4,144
Income before income taxes	28,479		37,335	(23.7)
Income tax expense	10,812		13,789
Net income	17,667		23,546	(25.0)
Net income/(loss) attributable to noncontrolling interests	73		(147)
Net income attributable to GAMCO Investors, Inc.	$17,594		$23,693	(25.7)

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.67		$0.89	(24.7)

Diluted	$0.67		$0.89	(24.7)

Weighted average shares outstanding:
Basic	26,208		26,488	(1.1)

Diluted	26,305		26,584	(1.0)

Actual shares outstanding (b)	25,746		26,755	(3.8%)

Notes:
(a) Includes $10.1 million in expenses related to the acceleration of RSAs.
(b) Includes 0 and 275,600 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 15.

Table VI

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Years Ended December 31,
					% Inc.
	2012		2011		(Dec.)

Investment advisory and incentive fees	$288,480		$268,024		7.6%
Distribution fees and other income	44,848		44,816		0.1
Institutional research services	10,953		14,288		(23.3)
Total revenues	344,281		327,128		5.2

Compensation costs	137,223		130,382		5.2
Stock compensation costs	13,583	(a)	2,588
Distribution costs	40,842		44,427		(8.1)
Other operating expenses	28,485		24,167		17.9
Total expenses	220,133		201,564	(b)	9.2

Operating income before management fee	124,148		125,564		(1.1)

Investment income	28,392		12,143
Extinguishment of debt	(6,307)		2
Interest expense	(15,899)		(14,997)
Other income/(expense), net	6,186		(2,852)

Income before management fee and income taxes	130,334		122,712		6.2
Management fee expense	13,018		12,270
Income before income taxes	117,316		110,442		6.2
Income tax expense	41,721		40,767
Net income	75,595		69,675		8.5
Net income/(loss) attributable to noncontrolling interests	56		(7)
Net income attributable to GAMCO Investors, Inc.	$75,539		$69,682		8.4

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$2.87		$2.62		9.5

Diluted	$2.86		$2.61		9.6

Weighted average shares outstanding:
Basic	26,283		26,636		(1.3)

Diluted	26,436		26,724		(1.1)

Actual shares outstanding (c)	25,746		26,755		(3.8%)

Notes:
(a) Includes $10.1 million in expenses related to the acceleration of RSAs.
(b) Includes $0.4 million in compensation, $4.7 million in distribution costs and $0.5 million in other operating expenses directly related to the launch of a new closed-end fund.
(c) Includes 0 and 275,600 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 15.

Table VII
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2012							2011
	1st	2nd	3rd		4th		YTD	1st		2nd	3rd	4th
	Quarter	Quarter	Quarter		Quarter		2012	Quarter		Quarter	Quarter	Quarter	Full Year
Income Statement Data:

Revenues	$81,749	$81,024	$82,231		$99,277		$344,281	$76,905		$85,081	$80,151	$84,991	$327,128

Expenses	50,553	48,042	50,163		71,375	(a)	220,133	53,032	(b)	50,958	48,103	49,471	201,564

Operating income before
management fee	31,196	32,982	32,068		27,902		124,148	23,873		34,123	32,048	35,520	125,564

Investment income/(loss)	15,114	(2,389)	2,140	(c)	7,220		22,085	10,676		5,530	(14,329)	10,268	12,145
Interest expense	(4,404)	(4,429)	(3,586)		(3,480)		(15,899)	(2,867)		(3,403)	(4,418)	(4,309)	(14,997)
Other income/(expense), net	10,710	(6,818)	(1,446)		3,740		6,186	7,809		2,127	(18,747)	5,959	(2,852)

Income before management
fee and income taxes	41,906	26,164	30,622		31,642		130,334	31,682		36,250	13,301	41,479	122,712
Management fee expense	4,184	2,615	3,056		3,163		13,018	3,113		3,626	1,387	4,144	12,270
Income before income taxes	37,722	23,549	27,566		28,479		117,316	28,569		32,624	11,914	37,335	110,442
Income tax expense	13,756	8,686	8,467		10,812		41,721	10,288		11,945	4,745	13,789	40,767
Net income	23,966	14,863	19,099		17,667		75,595	18,281		20,679	7,169	23,546	69,675
Net income/(loss) attributable
to noncontrolling interests	130	(242)	95		73		56	638		32	(530)	(147)	(7)
Net income attributable to
GAMCO Investors, Inc.	$23,836	$15,105	$19,004		$17,594		$75,539	$17,643		$20,647	$7,699	$23,693	$69,682

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.90	$0.58	$0.72		$0.67		$2.87	$0.66		$0.77	$0.29	$0.89	$2.62

Diluted	$0.90	$0.57	$0.72		$0.67		$2.86	$0.65		$0.77	$0.29	$0.89	$2.61

Weighted average shares outstanding:
Basic	26,415	26,258	26,250		26,208		26,283	26,901		26,665	26,496	26,488	26,636

Diluted	26,533	26,426	26,439		26,305		26,436	27,008		26,733	26,576	26,584	26,724
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$31,196	$32,982	$32,068		$27,902		$124,148	$23,873		$34,123	$32,048	$35,520	$125,564
Deduct: management fee expense	4,184	2,615	3,056		3,163		13,018	3,113		3,626	1,387	4,144	12,270
Operating income	$27,012	$30,367	$29,012		$24,739		$111,130	$20,760		$30,497	$30,661	$31,376	$113,294

Operating margin before
management fee	38.2%	40.7%	39.0%		28.1%		36.1%	31.0%		40.1%	40.0%	41.8%	38.4%
Operating margin after
management fee	33.0%	37.5%	35.3%		24.9%		32.3%	27.0%		35.8%	38.3%	36.9%	34.6%

(a) Includes $10.1 million in expenses from the acceleration of RSAs.
(b) Includes $5.6 million in expenses directly related to the launch of a new closed-end fund.
(c) Includes $6.3 million loss on extinguishment of $64.6 million (face value) of 0% Subordinated Debentures.

Table VIII
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	December 31,	December 31,
	2012	2011

ASSETS

Cash and cash equivalents	$190,608	$276,340
Investments (a)	378,263	398,440
Receivable from brokers	50,655	20,913
Other receivables	52,600	43,424
Income tax receivable	1,014	39
Other assets	17,589	17,593

Total assets	$690,729	$756,749

LIABILITIES AND EQUITY

Payable to brokers	$14,346	$10,770
Income taxes payable and deferred tax liabilities	25,394	15,296
Compensation payable	10,535	17,695
Securities sold short, not yet purchased	3,136	5,488
Accrued expenses and other liabilities	32,656	30,899
Sub-total	86,067	80,148

5.5% Senior notes (due May 15, 2013)	99,000	99,000
5.875% Senior notes (due June 1, 2021)	100,000	100,000
0% Subordinated Debentures (due December 31, 2015) (b)	17,366	64,119
Total debt	216,366	263,119
Total liabilities	302,433	343,267

Redeemable noncontrolling interests	17,362	6,071

GAMCO Investors, Inc.'s stockholders' equity	367,608	403,972
Noncontrolling interests	3,326	3,439
Total equity	370,934	407,411

Total liabilities and equity	$690,729	$756,749

(a) Includes investments in sponsored registered investment companies of $61.9 Million and $59.2 million, respectively.
(b) The 0% Subordinated Debentures due December 31, 2015 have a face value of $21.7 million at
December 31, 2012 and $86.3 million at December 31, 2011.

GABELLI/GAMCO FUNDS		Gabelli/GAMCO Funds Lipper Rankings as of December 31, 2012
		1 Yr - 12/31/11-12/31/12		3 Yrs - 12/31/09-12/31/12		5 Yrs - 12/31/07-12/31/12		10 Yrs - 12/31/02-12/31/12
		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
Fund Name	Lipper Category	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds
Gabelli Asset; AAA	Multi-Cap Core Funds	38	293/778	11	73/664	14	76/582	14	46/342
Gabelli Value Fund; A	Multi-Cap Core Funds	27	205/778	4	20/664	11	64/582	26	86/342
Gabelli SRI; AAA	Global Small/Mid-Cap Funds	62	71/114	88	78/88	6	4/75	-	-
Gabelli Eq:Eq Inc; AAA	Equity Income Funds	40	125/313	42	104/247	38	81/216	16	17/111
GAMCO Growth; AAA	Large-Cap Growth Funds	42	299/713	85	540/640	83	463/563	62	232/379
Gabelli Eq:SC Gro; AAA	Small-Cap Core Funds	10	66/705	24	146/623	16	86/539	11	35/337
Gabelli Focus Five Fund; AAA	Small-Cap Core Funds	2	13/705	11	63/623	22	116/539	74	250/337
GAMCO Gl:Oppty; AAA	Global Multi-Cap Growth	61	136/224	44	64/146	19	14/74	25	9/35
GAMCO Gl:Growth; AAA	Global Large-Cap Growth	56	43/77	15	10/68	42	25/59	31	13/42
Gabelli Gold; AAA	Precious Metal Funds	6	4/73	22	13/60	32	17/53	52	20/38
GAMCO Intl Gro; AAA	International Large-Cap Growth	75	160/213	6	12/200	9	14/157	39	46/117
Gabelli Dividend Growth Fund; AAA	Large-Cap Value Funds	90	423/472	68	277/412	16	56/353	7	14/226
Gabelli Inv:ABC; AAA	Specialty Diversified Equity Funds	57	27/47	46	16/34	45	12/26	10	1/9
GAMCO Mathers; AAA	Specialty Diversified Equity Funds	82	39/47	78	27/34	75	20/26	40	4/9
Comstock Cap Val; A	Specialty Diversified Equity Funds	96	46/47	95	33/34	89	24/26	80	8/9
GAMCO Gl:Telecom; AAA	Telecommunications Funds	72	27/37	71	24/33	70	18/25	23	4/17
GAMCO Gl:Vertumnus; AAA	Convertible Securities Funds	93	70/75	86	48/55	94	42/44	94	30/31
Gabelli Utilities; AAA	Utility Funds	56	41/73	59	40/67	5	3/62	61	28/45
787:Gabelli Merg&Acq; A	Mid-Cap Core Funds	96	357/371	95	311/329	61	174/285	98	182/185
Gabelli Capital Asset Fund	Distributed through Insurance Channel	12	34/288	5	13/282	12	31/268	13	20/153
% of funds in top half		40.0%		55.0%		70.0%		63.2%

Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative for certain periods. Other share classes are available which may have different performance characteristics.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.
Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.
Relative long-term investment performance remained strong with approximately 40%, 55%, 70% and 63% of firmwide mutual funds in the top half of their Lipper categories on a one-, three-, five-, and ten-year total-return basis, respectively, as of December 31, 2012.

Investors should carefully consider the investment objective, risks, charges, and expenses of each fund before investing. Each fund's prospectus contains information about these and other matters and should be read carefully before investing. Each fund’s share price will fluctuate with changes in the market value of the fund’s portfolio securities. Stocks are subject to market, economic and business risks that cause their prices to fluctuate. When you sell fund shares, they may be worth less than what you paid for them.
Consequently, you can lose money by investing in a fund. You can obtain a prospectus by calling 800-GABELLI (422-3554), online at www.gabelli.com, or from your financial advisor. Distributed by G.distributors, LLC., One Corporate Center, Rye New York, 10580. Other share classes are available that have different performance characteristics.

The inception date for the Gabelli SRI Green Fund was June 1, 2007.